EXHIBIT 4.25

               GUARANTY AGREEMENT IN FAVOR OF THE UNITED STATES

      This Guaranty Agreement (the "Guaranty Agreement") is dated this 9th day of April, 1999 by PETRODRILL FOUR LIMITED, a British Virgin Islands international business company (the "Guarantor"), to the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary").

      RECITALS:

      A. WHEREAS, the Guarantor is the sister company of PETRODRILL FIVE LIMITED, (the "Shipowner"); and

      B. WHEREAS, the Shipowner, in connection with the financing of the cost of construction of the AMETHYST 5, to be wholly owned by the Shipowner (the "Vessels"), on the date hereof, borrowed certain funds and created and authorized the issuance of obligations designated "United States Government Guaranteed Export Ship Financing Obligations, AMETHYST 5 Series" (the "Obligations"), consisting on the date hereof of $150,183,000 principal amount of the Obligations, bearing interest at the rate specified therein and issued under a trust indenture between the Shipowner and FMB Trust Company, National Association, a national trust company as trustee, dated as of the date hereof, said Obligations constituting the legal, valid and binding obligations of the Shipowner; and

      C. WHEREAS, the Shipowner, on the date hereof, accepted the Secretary's Commitment to Guarantee Obligations (the "Commitment") pursuant to Title XI of the Merchant Marine Act, 1936, as amended (the "Act"), whereby the Secretary authorized a guarantee to be endorsed upon each of the Obligations (the "Guarantees"); and

      D. WHEREAS, the Shipowner has, in consideration of the issuance of the Guarantees by the Secretary of the payment of the unpaid interest on, and the unpaid balance of the principal of the Obligations, executed a security agreement dated the date hereof, between the Shipowner and the Secretary (the "Security Agreement") and issued and delivered to the Secretary a promissory note in the principal amount of $150,183,000, (said promissory note, as originally executed and as the same may hereafter be amended, modified, supplemented or endorsed, herein called the "Secretary's Note").

      E. WHEREAS, the Secretary has required this Guaranty Agreement from the Guarantor as an integral part of the consideration offered by or on behalf of the Shipowner as a condition of the Secretary's decision to enter into the Commitment to issue the Guarantees, and the Guarantor has agreed to enter into this Guaranty Agreement for the purpose of guaranteeing the Shipowner's obligations to the Secretary under the Secretary's Note.

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      NOW THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Guarantor hereby agrees as follows:

      1. DEFINITIONS. Unless otherwise specifically defined herein, the capitalized terms used herein which are defined in Schedule X to the Security Agreement, dated the date hereof and any reference therein to other instruments shall have the respective meanings stated in Schedule X of the Security Agreement or such other instruments.

      2.    GUARANTEE.

            a) The Guarantor hereby absolutely, irrevocably and unconditionally guarantees the due and punctual payment of the principal of and the interest on the Secretary's Note. The Guarantor shall be required to make said payments under this Guaranty Agreement upon receipt of a written notice from the Secretary which states that the Shipowner has not promptly, completely or effectively made said payments. The failure of Guarantor to receive such a written notice or the failure of the Secretary to send said notice shall not relieve the Guarantor of its obligations under this Guaranty Agreement. The Guarantor shall immediately pay to the Secretary or its designee in immediately available funds such payments guaranteed herein.

            b) The Guarantor hereby consents and agrees that its obligations under this Guaranty Agreement will not be discharged by any act or omission to act of any kind by the Secretary or any other person or any other circumstances whatsoever (including, but not limited to, any extension, rearrangement or renewal with respect to any indebtedness or other obligation of the Shipowner with or without notice to the Guarantor, any waiver of any right of the Secretary under the terms of the Secretary's Note, the Security Agreement, the Mortgage or this Guaranty Agreement, any release of security, any transfer or assignment of rights or obligations accruing to the Secretary under the Secretary's Note, the Security Agreement, the Mortgage or this Guaranty Agreement, any corporate reorganization, dissolution, merger, acquisition of or by or other alteration of the corporate existence or structure of the Shipowner or the Guarantor, discharge of the Shipowner in bankruptcy, the invalidity, illegality or unenforceability of the Secretary's Note, the Security Agreement, the Mortgage or this Guaranty Agreement or the absence of any action to enforce the obligations of the Shipowner) which might constitute a legal or equitable discharge of the Guarantor; it being the intention of the Guarantor that this Guaranty Agreement be absolute, continuing and unconditional and the guarantee hereunder shall only be discharged by the payment in full of all sums so guaranteed hereunder.

            c) The Guarantor hereby irrevocably and unconditionally waives: (i) notice of any of the matters referred to in this Guaranty Agreement and any action by the Secretary in reliance thereon; (ii) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including without limitations, any demand, protest, proof of notice of non-payment of all sums payable under the Secretary's Note or any notice of any failure on the part of the Shipowner to perform or comply with any covenant, term or obligations of any agreement to which it is a party; (iii) any requirement for the enforcement, assertion or exercise of

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any right, remedy, power or privilege under or with respect to the Mortgage, the
Security Agreement or the Secretary's Note; (iv) any requirement of diligence;
(v) any requirement that the Shipowner be joined as a party to any proceedings for the enforcement of any provision of this Guaranty Agreement or that the Secretary proceed against any other guarantor executing this Guaranty Agreement or any other guaranty agreement; (vi) any and all defenses to payment hereunder, except the defense of payment already made, and agree to confess without contesting liability hereunder for any judgment entered hereon; (vii) presentment, demand, protest, notice of protest and dishonor, notice of intent to accelerate and notice of acceptance; or (viii) the right to require the Secretary to pursue any remedy in the Secretary's power whatsoever.

            d) The Guarantor hereby agrees that this Guaranty Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any sum hereby guaranteed is rescinded or must be otherwise restored or returned by the Secretary, upon the insolvency, bankruptcy or reorganization of the Shipowner, or otherwise, all as though such payment had not been made. The Guarantor further agrees that if the maturity of any obligations guaranteed herein be accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to the Guarantor.

            e) Any amount payable hereunder shall not be subject to any reduction by reason of any counterclaim, set-off, deduction, abatement or otherwise.

            f) The Guarantor shall pay all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection with the enforcement of the obligations of the Guarantor under this Guaranty Agreement.

            g) The Secretary's Note may be amended, modified or endorsed without the consent of the Guarantor.

            h) The Secretary may enforce the Guarantor's obligations hereunder without in any way first pursuing or exhausting any other rights or remedies which the Secretary may have against the Shipowner or any other person, firm or corporation or against any security the Secretary may hold.

            (i) The Guarantor hereby agrees that this Guaranty Agreement shall be secured by a mortgage on the AMETHYST 4 upon its delivery.

      3. SECRETARY'S RIGHTS. The Guarantor authorizes the Secretary, without notice or demand and without affecting the Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or any of the obligations guaranteed herein and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Secretary in his discretion may determine; and to obtain a guarantee of any of the obligations guaranteed herein from any one or more persons, corporations or entities whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other persons, corporations or entities from their obligations under such guarantees.

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      4. PRIMARY LIABILITY. It is expressly agreed that the liability of the
Guarantor for the payment of the obligations guaranteed herein shall be primary and not secondary.

      5. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants as follows:

            a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has full power and authority (corporate, legal and other) to execute, deliver and carry out the terms of this Guaranty Agreement;

            b) This Guaranty Agreement has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms;

            c) The execution, delivery and performance the Guarantor of this Guaranty Agreement does not require the approval or consent of its shareholders or of any governmental authority and does not contravene the Guarantor's Memorandum of Association and Articles of Association or any mortgage, indenture or other agreement binding upon it, or any law, regulation, order, judgment or decree applicable to the Guarantor; and

            d) The Guarantor's guarantee pursuant to this Guaranty Agreement may be expected to benefit, directly or indirectly, the Guarantor.

            e) The Guarantor has fully adequate financial resources, funds, and assets to satisfy its obligations under this Guaranty Agreement, and the Guarantor will in the future retain financial resources, funds, and assets to fully satisfy its obligations under this Guaranty Agreement.

      6. CONTINUING GUARANTEE. This Guaranty Agreement is a continuing guarantee of payment and collectibility and shall:

            a) Remain in full force and effect so long as any obligation of the Shipowner to the Secretary referred to herein exists;

            b) Be binding upon the Guarantor, its successors and assigns; and

            c) Be executed and issued for the sole and exclusive benefit of the United States, and no other party shall be permitted to claim any benefit, direct or indirect, therefrom. This Guaranty Agreement is nonassignable, any assignment thereof shall be null and void and have no legal effect whatsoever.

            d) Inure to the benefit of, and be enforceable by the Secretary, his successors and assigns.

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      7. DEFAULT. A default under the terms of this Guaranty Agreement shall be deemed to occur if the Guarantor fails to make any payments guaranteed hereunder.

      8. NOTICES AND COMMUNICATIONS. All notices, requests, demands, directions, consents, waivers, approvals or other communications shall be in writing, in the English language (or accompanied by an accurate English translation upon which the Secretary shall have the right to rely for all purposes under this Agreement) and shall be made or delivered in person or by registered or certified mail, postage prepaid, addressed to the Guarantor or the Secretary as provided below or to such other address as the Guarantor or the Secretary may hereafter specify in a written notice to the other, and shall be effective upon receipt by the addressee thereof. In any conflict over the meaning of this Guaranty Agreement or any notices, directions or other communications pursuant thereto, the English language shall control, notwithstanding any relevant translations of the English version into any other language.

Guarantor:              PETRODRILL FOUR LIMITED
                        c/o Arias, Fabrega & Fabrega
                        P.O. Box 985
                        Omar Hodge Building
                        Wickham's Cay
                        Road Town, Tortola
                        British Virgin Islands

      With a copy to:   PETRODRILL ENGINEERING NV
                        K.P. van der Mandelelaan 38
                        3062 MB
                        Rotterdam (Brainpark)
                        The Netherlands

Secretary:              SECRETARY OF TRANSPORTATION
                        c/o Maritime Administrator
                        Maritime Administration
                        U.S. Department of Transportation
                        400 Seventh Street, SW
                        Washington, DC 20590
                        Attention:  Chief, Division of Ship Financing Contracts

      9. AMENDMENTS AND SUPPLEMENTS. No agreement shall be effective to change or modify, supplement, amend or discharge in whole or in part this Guaranty Agreement unless such agreement is in writing, signed by the Guarantor and the Secretary.

      10. GOVERNING LAW. This Guaranty Agreement and the rights and obligations of the parties hereto shall be construed, enforced, and governed by the laws of the United States of America, but to the extent they are inapplicable, then by the laws of the District of Columbia of the United States of America without regard to its conflict of laws provision.

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      11. JURISDICTION AND CONSENT TO SUIT. Any proceeding to enforce this
Agreement may be brought in the Federal courts of the United States of America located in the District of Columbia of the United States of America. The Guarantor hereby irrevocably waives any present or future objection to such venue, and for itself and in respect of any of its properties hereby irrevocably consents and submits unconditionally to the exclusive jurisdiction of those courts. The Guarantor further irrevocably waives any claim that any such court is not a convenient forum for any such proceeding. The Guarantor agrees that any service of process, writ, judgment or other notice of legal process shall be deemed and held in every respect to be effectively served upon it in connection with proceedings in the District of Columbia of the United States of America, if delivered Sher & Blackwell, Suite 900, 1850 M Street, N.W., Washington D.C. 20036, which it irrevocably designates and appoints as its authorized agent for the service of process in the District and Federal courts in the District of Columbia of the United States of America. The Guarantor further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of that fact and of the judgment.

      12. PAYMENTS IN U.S. CURRENCY. This Guarantee is part of an international financial transaction in which the specification of United States currency is of the essence, and such currency shall be the currency of account in all events. The payment obligations of the Guarantor hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to such currency under normal banking procedures does not yield after deduction of any and all fees, taxes or any other charges imposed on the payment of such amount of United States dollars then due. In the event that any payment by the Guarantor, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of such amount of United States currency at the place such amount is due, the Secretary shall be entitled to demand immediate payment of, and shall have a cause of action against the Guarantor for, the additional amount necessary to yield the amount then due. In the event the Secretary, upon the conversion of such judgment into currency, shall receive (as a result of currency exchange rate fluctuations) an amount greater than that to which it was entitled, the Guarantor shall be entitled to immediate reimbursement of the excess amount. The terms "U.S. currency" or the "dollars" or the symbol "$" as used herein shall mean dollars in any coin or currency of the United States of America.

      13. IMMUNITY. The Guarantor represents and warrants that it is subject to civil and commercial law with respect to its obligations under this Agreement, that the making and performance of this Agreement constitutes private and commercial acts rather than governmental or public acts and that neither the Guarantor nor any of its properties or revenues has any right of immunity on the grounds of Sovereignty or otherwise from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Agreement. To the extent that the Guarantor may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement to claim for itself or its revenues or assets any

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such immunity, and to the extent that in any such jurisdiction there may be attributed to the Guarantor such an immunity (whether or not claimed), the Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Sovereign Immunities Act of 1976.

      14. COUNTERPARTS. This Guaranty Agreement may be executed in one or more counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.

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      IN WITNESS WHEREOF, this Guaranty Agreement has been executed on the day and year first above written.

                                          PETRODRILL FOUR LIMITED



                                         By: /s/ EARL W. MCNIEL
                                             _____________________
                                             Name:  Earl W. McNiel
                                             Title: Treasurer

Attest:


/s/ ROBERT W. RANDALL
Name:  Robert W. Randall
Title: Secretary



ACKNOWLEDGED BY:

                                          UNITED STATES OF AMERICA
                                          SECRETARY OF TRANSPORTATION

                                          By:  MARITIME ADMINISTRATOR

(Seal)
                                          By: /s/ JOEL C. RICHARD
                                              ___________________
                                              Secretary
                                              Maritime Administration

ATTEST:


/s/ LARRY MAIN
___________________
Assistant Secretary
Maritime Administration

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